Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investors: Greg Waina

ir@armstrongflooring.com

Media: Alison van Harskamp

media@armstrongflooring.com

Armstrong Flooring Hires Amy Trojanowski as Chief Financial Officer

LANCASTER, PA (October 19, 2020) Armstrong Flooring, Inc. (“Armstrong Flooring”) (NYSE: AFI), a leader in the design and manufacture of innovative flooring solutions, today announced that Amy Peacock Trojanowski has joined the company as Senior Vice President, Chief Financial Officer, effective October 19, 2020. Greg Waina, who has been serving as interim Chief Financial Officer since July 2020, will assist the company and Ms. Trojanowski in a consulting capacity to ensure a smooth transition.

Ms. Trojanowski brings more than 20 years of financial management, planning and strategic expertise, driving strong business results and leading transformational change. Most recently, she served as Vice President, Business Finance and Global Services, at the Chemours Company, Wilmington, DE, where she led all aspects of budgeting, forecasting, planning and analysis for the company. Ms. Trojanowski previously served as the Chief Accounting Officer for Chemours from July 2015 until August 2019 where she led the transformation of the global finance organization.

Prior to Chemours, Ms. Trojanowski spent 10 years in various finance, business and investor relations roles of increasing responsibility at E. I. DuPont de Nemours and Company, Wilmington, DE, including as Controller for DuPont Performance Chemicals (the business that is now Chemours). In that role, she was a leader in the business’s separation from DuPont and was responsible for building and designing the company’s initial post-separation finance organization. Ms. Trojanowski began her career at PricewaterhouseCoopers LLP and is a CPA. She earned a Bachelor of Science degree in accounting at Wake Forest University, Winston-Salem, NC, and serves as a board member and member of the Finance, Allocations and Policy Committees for the United Way of Southern Chester County.

“We’re very pleased to welcome Amy’s expertise and fresh perspectives to the Armstrong Flooring leadership team,” said Michel Vermette, president and CEO of Armstrong Flooring. “She’s a seasoned finance executive with broad experience in leading organizational transformation. As we grow and execute our strategic plan, Amy’s financial leadership roles combined with her proven track record for building world-class finance organizations make her a great fit. We look forward to her contributions in helping optimize Armstrong Flooring for success and future sustainable growth.”

Ms. Trojanowski said, “Armstrong Flooring’s long-term strategy is an excellent match for my background, and I’m delighted to join the team. The company is making significant strides to transform its business and I look forward to working with the team to drive additional progress on the exciting opportunities ahead.”

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire beauty wherever your life happens. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring is a leading manufacturer of resilient products across North America. The company safely and responsibly operates eight manufacturing facilities globally, working to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more www.armstrongflooring.com.

Forward-Looking Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

# # #